UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: May 21, 2009

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, 3rd Floor

Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01	Other Events

As disclosed in our Quarterly Report on Form 10-Q for the period ended April 4, 2009, on April 23, 2009, the credit ratings of SunTrust Bank, one of the banks issuing irrevocable letters of credit securing the notes we received in connection with the sale of our strategic timberland in 2007, were lowered to a level that required the letters of credit issued by SunTrust to be replaced by letters of credit issued by another qualifying financial institution.

On May 21, 2009, Coöperative Centrale Raiffeisen-Boerenleenbank B.A., commonly known as Rabobank, at the request of the timberland buyer, issued substitute letters of credit totaling approximately $500 million in complete replacement of SunTrust as a qualified letter of credit issuer in the transaction. The applicable credit ratings of Rabobank are currently AAA by Standard & Poor’s and Aaa by Moody’s. In connection with the substitution, we paid approximately $3 million in fees to Rabobank.

The Purchase Notes, which are secured by the Letters of Credit, are included in our balance sheet under the caption “financial assets of special purpose entities.” The obligations under the Loan Agreements are included in our balance sheet under the caption “nonrecourse financial liabilities of special purpose entities.”

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: May 21, 2009	By:	/s/ Randall D. Levy
Name: Randall D. Levy
Title: Chief Financial Officer

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